UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Resignation of Directors

Effective January 22, 2009, AbitibiBowater Inc. (the "Company") accepted the resignation of Gordon D. Giffin as director of the Company. Mr. Giffin also resigned as a member of the Company's Audit, and Environment, Health and Safety committees. The decision by Mr. Giffin to resign from the board of directors of the Company was for personal reasons.

On January 22, 2009, the Company also announced that John W. Weaver has resigned as non-Executive Chairman of the board of directors of the Company, effective February 1, 2009. Mr. Weaver will remain as a director but will not stand for re-election at the Company's next Annual Stockholders' Meeting.

Other Events

On January 22, 2009, the Company announced that Richard B. Evans, a current director, has been appointed to replace John W. Weaver as non-Executive Chairman of the board of directors of the Company, effective February 1, 2009.

A copy of the press release announcing the resignations and appointments referred to in this Current Report on Form 8-K is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release issued by the Company on January 22, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: January 23, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President Corporate Affairs and Chief Legal Officer

   Exhibit Index

Exhibit No.                          Description

99.1                                       Press Release issued by the Company on January 22, 2009.

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